UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2015, Patriot National, Inc. (the “Company”) entered into the Credit Agreement (the “Credit Agreement”), by and among the Company, BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”) and the other lenders party thereto, which provides for a $40.0 million revolving credit facility and a $40.0 million term loan facility (the “senior secured credit facility”). The senior secured credit facility has a maturity of five years, and borrowings thereunder bear interest, at the Company’s option, at LIBOR plus a margin ranging from 250 basis points to 325 basis points or at base rate plus a margin ranging from 150 basis points to 225 basis points. Margins on all loans and fees will be increased by 2% per annum during the existence of an event of default. The revolving credit facility includes borrowing capacity available for letters of credit and borrowings on same-day notice, referred to as swing line loans. At any time prior to maturity, the Company has the right to increase the size of revolving credit facility or the term loan facility by an aggregate amount of up to $20.0 million, but in a minimum amount of $5.0 million.

In addition to paying interest on outstanding principal under the senior secured credit facility, the Company is required to pay a commitment fee to the administrative agent for the ratable benefit of the lenders under the revolving credit facility in respect of the unutilized commitments thereunder, ranging from 35 basis points to 50 basis points, depending on specified leverage ratios. With respect to letters of credit, the Company is also required to pay a per annum participation fee equal to the applicable LIBOR margin on the face amount of each letter of credit as well as a fee equal to 0.125% on the face amount of each letter of credit issued (or the term of which is extended). This latter 0.125% fee is payable to the issuer of the letter of credit for its own account, along with any standard documentary and processing charges incurred in connection with any letter of credit.

The term loan facility amortizes quarterly beginning the first full quarter after the closing date at a rate of 5% per annum of the original principal amount during the first two years, 7.5% per annum of the original principal amount during the third and fourth years and 10% per annum of the original principal amount during the fifth year, with the remainder due at maturity. Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity. In the event of any sale or other disposition by the Company or its subsidiaries guaranteeing the senior secured credit facility of any assets with certain exceptions, the Company is required to prepay all proceeds received from such a sale towards the remaining scheduled payments of the term loan facility.

In addition, all obligations under the senior secured credit facility are guaranteed by all of the Company’s existing and future subsidiaries, other than foreign subsidiaries to the extent the assets of all foreign subsidiaries that are not guarantors do not exceed 5% of the total assets of the Company and its subsidiaries on a consolidated basis, and secured by a first-priority perfected security interest in substantially all of the Company’s and such guaranteeing subsidiaries’ tangible and intangible assets, whether now owned or hereafter acquired, including a pledge of 100% of the stock of each guarantor.

The senior secured credit facility contains certain covenants that, among other things and subject to significant exceptions, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to engage in certain business and financing activities and that require the Company to maintain certain financial covenants, including requirements to maintain (i) a maximum total leverage ratio of total outstanding debt to adjusted EBITDA for the most recently-ended four fiscal quarters of no more than 300% and (ii) a minimum fixed charge coverage ratio of adjusted EBITDA to the sum of cash interest expense (which amount shall be calculated on an annualized basis for the three, six and nine month periods ending March 31, 2015, June 30, 2015 and September 30, 2015) plus income tax expense (or less any income tax benefits) plus capital expenditures plus dividends, share repurchases and other restricted payments plus regularly scheduled principal payments of debt for the same period of a least 150% for the most recently-ended four quarters. The senior secured credit facility contains other restrictive covenants, including those regarding indebtedness (including capital leases) and guarantees; liens; operating leases; investments and acquisitions; loans and advances; mergers, consolidations and other fundamental changes; sales of assets; transactions with affiliates; no material changes in nature of business; dividends and distributions, stock repurchases, and other restricted payments; change in name, jurisdiction of organization or fiscal year; burdensome agreements;. and capital expenditures. The senior secured credit facility also has events of default that may result in acceleration of the borrowings thereunder, including (i) nonpayment of principal, interest, fees or other amounts

(subject to customary grace periods for items other than principal); (ii) failure to perform or observe covenants set forth in the loan documentation (subject to customary grace periods for certain affirmative covenants); (iii) any representation or warranty proving to have been incorrect in any material respect when made; (iv) cross-default to other indebtedness and contingent obligations in an aggregate amount in excess of an amount to be agreed upon; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in excess of an agreed upon amount; (viii) ERISA defaults; (ix) change of control; (x) actual invalidity or unenforceability of any loan document, any security interest on any material portion of the collateral or asserted (by any loan party) invalidity or unenforceability of any security interest on any collateral; (xi) actual or asserted (by any loan party) invalidity or unenforceability of any guaranty; (xii) material unpaid, final judgments that have not been vacated, discharged, stayed or bonded pending appeal within a specified number of days after the entry thereof; and (xiii) any other event of default agreed to by the Company and the Administrative Agent.

Affiliates of BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc., underwriters for the Offering (as defined below), are participating as lenders and agents under the senior secured credit facility.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

On January 15, 2015, the Company issued an aggregate of 965,700 shares of its common stock pursuant to the exercise of outstanding warrants held by PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd., PennantPark SBIC II LP and PennantPark Credit Opportunities Fund LP (collectively, the “PennantPark Entities”) at an aggregate cash exercise price of $2,578,419, or $2.67 per share.

The foregoing issuance was effected in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as the recipients are existing holders of the Company’s securities and the issuance did not involve any form of general solicitation or general advertising.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Director Compensation

Effective January 15, 2015, Charles H. Walsh and Quentin P. Smith were appointed to the Board of Directors of the Company, thereby joining Steven M. Mariano, John R. Del Pizzo and Austin J. Shanfelter. There are no arrangements or understandings between any of Messrs. Walsh and Smith and any other person pursuant to which Messrs. Walsh and Smith were appointed to the Board of Directors. Messrs. Walsh and Smith are not related to any other director or executive officer of the Company. There are no related person transactions involving Messrs. Walsh and Smith that are reportable under Item 404(a) of Regulation S-K.

Messrs. Mariano and Shanfelter shall be “Class I” members of the Board of Directors, to serve until the annual meeting of the stockholders in 2016, Messrs. Del Pizzo and Smith shall be “Class II” members of the Board of Directors, to serve until the annual meeting of the stockholders in 2017 and Mr. Walsh shall be a “Class III” member of the Board of Directors, to serve until the annual meeting of the stockholders in 2018, and in each case, until any successor has been duly elected and qualified.

In addition, effective January 15, 2015, Messrs. Shanfelter, Smith and Walsh serve as members of the Company’s audit committee, Messrs. Smith and Walsh serve as members of the Company’s compensation committee and Messrs. Walsh, Shanfelter and Smith serve as members of the Company’s corporate governance and nominating committee.

Biographical information regarding these directors and a description of the terms of their compensation to be adopted following the consummation of the Offering have previously been reported by the Company in its prospectus, dated January 15, 2015, filed pursuant to Rule 424(b) of the Securities Act, on January 20, 2015 (the “Prospectus”).

2014 Omnibus Incentive Plan

On January 15, 2015, the Board of Directors of the Company and its stockholders adopted the 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for the granting of restricted stock, restricted stock units, stock options and other awards to directors, officers, employees, consultants, advisors and other members of the Company. The total number of shares of common stock that may be issued under the Omnibus Incentive Plan is 2,824,968. A description of the Omnibus Incentive Plan is contained in the section of the Prospectus entitled “Management—Compensation Arrangements to be Adopted in Connection with this Offering” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Incentive Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On January 21, 2015, the Company filed its amended and restated certificate of incorporation (as amended and restated, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which Certificate of Incorporation became effective upon filing. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On January 21, 2015, upon effectiveness of the Certificate of Incorporation, the Company amended and restated its By-laws (as amended and restated, the “By-laws”). A description of the By-laws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the By-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 22, 2015, the Company consummated the initial public offering (the “Offering”) of its common stock, par value $0.001 per share, at a public offering price of $14.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-200972), as amended, filed with the Securities and Exchange Commission under the Securities Act. The Company issued and sold 7,350,000 shares of its common stock in the Offering and PennantPark Entities offered and sold 965,700 shares of common stock in the Offering. The underwriters may also purchase first from the Company up to an additional 1,102,500 shares of its common stock and second from the PennantPark Entities up to an additional 144,855 shares of common stock, in each case at the public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any, within 30 days from the date of the Prospectus.

As contemplated in the Prospectus, the Company has used approximately $92.7 million of net proceeds from the Offering, together with borrowings under the senior secured credit facility, to repay $66.8 million outstanding under its PennantPark Loan Agreement (as defined in the Prospectus) and to repay $56.6 million outstanding under its UBS Credit Agreement (as defined in the Prospectus), in each case including accrued interest and applicable prepayment premiums.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Patriot National, Inc.

3.2	Amended and Restated Bylaws of Patriot National, Inc.

10.1	Credit Agreement, dated as of January 22, 2015, by and among Patriot National, Inc., the Lenders party thereto and BMO Harris Bank N.A., as administrative agent.

10.2	Patriot National, Inc. 2014 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National, Inc.

Date: January 22, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Patriot National, Inc.

3.2	Amended and Restated Bylaws of Patriot National, Inc.

10.1	Credit Agreement, dated as of January 22, 2015, by and among Patriot National, Inc., the Lenders party thereto and BMO Harris Bank N.A., as administrative agent.

10.2	Patriot National, Inc. 2014 Omnibus Incentive Plan.